EXHIBIT (10)(AA)

AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TIME-BASED RESTRICTED STOCK UNITS
CEO AWARD COMMITMENT
DATED                        , 20

Harleysville Group Inc. (the “Company”), acting by and through the Board of Directors and the Compensation & Personnel Development Committee of the Board of Directors (“Committee”), makes an award of Restricted Stock Units to [Chief Executive Officer] (the "Employee") pursuant to the Harleysville Group Inc. Amended and Restated Equity Incentive Plan ("Plan").  Except as otherwise varied by this Award Commitment, the terms of the Plan are incorporated by reference into, and made a part of, this Award.  All capitalized terms used without definition have the meanings set forth in the Plan.

1.

AWARD OF RESTRICTED STOCK UNITS.  Employee is hereby awarded       Restricted Stock Units (the “Units”), subject to the restrictions upon transfer and the forfeiture restrictions (the “Restrictions”), as described in this Award Commitment.  Upon the lapse of the Restrictions, each Unit shall equal one share of Common Stock.

2.

RESTRICTION PERIOD.

(a)

The Restrictions shall lapse on                     , 20   (the “Vesting Date”), if:  (i) the Employee remains continuously employed with the Company until such date and (ii) the Performance Goal set forth in paragraph 3 has been accomplished for the Performance Period, subject to earlier vesting as set forth in this Award Commitment.

(b)

The Restrictions shall lapse upon the occurrence, prior to the Vesting Date, of the Employee’s death, Disability or Normal Retirement, in each case if the Performance Goal set forth in paragraph 3 is satisfied as of the December 31 immediately prior to the date of the Employee’s death, Disability or Normal Retirement, as the case may be.

(c)

Upon the Employee’s termination of employment due to Early Retirement, unless the Committee decides otherwise in its sole discretion to increase the number of Units that shall vest, and informs the Employee of such decision within two (2) weeks following the Employee’s termination of employment, if the Performance Goal set forth in paragraph 3 is satisfied as of the immediately preceding December 31, the Restrictions shall lapse on that proportion of the Units calculated by multiplying the number of Units earned by a fraction, the numerator of which is the number of full months that elapsed between the date of this Award and the Employee’s termination date, and the denominator of which is 36.  The Units calculated using such formula shall be rounded down to the nearest whole number.

(d)

The Committee has the authority, as set forth in the Plan, to accelerate the vesting of any of the Units; provided, however, that if the Employee is or becomes eligible for Early Retirement or Normal Retirement during the Restriction Period, Shares shall not be issued at the time of such accelerated vesting, but rather within seventy-four (74) days following the earliest to occur thereafter of the Vesting Date or the Employee’s death, Disability, Early or Normal Retirement; provided, further that if the Employee is or becomes eligible for Early Retirement or Normal Retirement during the Restriction Period and Employee is a “specified employee” within the meaning of Section 409A of

Time-Based Restricted Stock Units
CEO Award Commitment

the Code, any payment made to the Employee upon Early Retirement, Normal Retirement or Disability shall be made on the first day of the seventh month following such Early Retirement, Normal Retirement or Disability.

3.

PERFORMANCE GOAL.  The Performance Goal is the Company’s attainment of an Adjusted Operating Profit for the Performance Period.  “Adjusted Operating Profit” means an operating income exceeding zero for the Company and its insurance subsidiaries for the Performance Period, excluding ISO-numbered catastrophes and including a normalized catastrophe load (which is based on the 15 year average catastrophe load by line of business for the period beginning January 1, _____ and ending December 31, _____).  The normalized catastrophe load will be applied by line of business based on the line of business mix over the Performance Period.

4.

PERFORMANCE PERIOD.  The Performance Period is the period that begins on January 1, 20   and ends on the earlier of December 31, 20   or, if sooner, December 31 of the calendar year preceding the Employee’s termination of employment.

5.

FORFEITURE OF UNITS.  If the Employee’s employment terminates for any reason, other than as set forth in paragraph 2(b) or 2(c), prior to the Vesting Date, then, subject to paragraphs 2(d) and 8, that portion of the Units for which the Restrictions do not lapse under this Award Commitment shall be forfeited.  If the Restrictions do not lapse on the Vesting Date because the Performance Goal has not been accomplished, the Units will be forfeited.

6.

RESTRICTION UPON TRANSFER.  Until the Restrictions lapse under this Award Commitment, the Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered.

7.

LAPSE OF RESTRICTIONS.

(a)

Shares of Common Stock will be issued upon vesting of the Units (the “Shares”).  The issuance may be effected by the issuance of a certificate or a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is then listed.

(b)

Prior to the issuance of Shares upon vesting, the Employee shall be required to make full payment to the Company of all amounts, which, under federal, state or local law, the Company is required to withhold related to the vesting of the Units.  Such payment can be made in cash or in Common Stock.  If Common Stock is used to satisfy withholding taxes, the Employee can (1) surrender already owned shares of Common Stock in order to pay all applicable withholding taxes, and/or (2) forego delivery of Shares underlying this Award in payment of such withholding taxes, but in such case only up to the minimum amount for federal income tax withholding obligations.  Any Common Stock used for this purpose shall be valued at its Fair Market Value as of the trading day immediately prior to the date of the lapse of Restrictions.  Without limiting the foregoing, to the extent that the Employee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, at the time of vesting of all or part of this Award, the Employee is specifically authorized by the Committee to use Common Stock as payment of all tax withholding obligations in accordance with this subparagraph.

Time-Based Restricted Stock Units
CEO Award Commitment

8.

CHANGE IN CONTROL.  In the event of a Change in Control, notwithstanding any other restrictive provisions in this Award Commitment or in the Plan, but subject to the following sentence, all Restrictions on the Units shall lapse immediately, subject to achievement of the Performance Goal as of the December 31st immediately prior to such Change in Control.  In the event the Employee is or becomes eligible for Early Retirement or Normal Retirement during the Restriction Period, the acceleration of vesting set forth in this paragraph 8 shall only occur if the Change in Control event is one that constitutes a “change in control” within the meaning of Section 409A of the Code.

9.

PAYMENT.  Subject to paragraph 2(d), payment of a vested Award shall be made promptly after the date the Restrictions lapse, but in no event later than seventy-four (74) days after such date; provided, however, that if the Employee is or becomes eligible for Early Retirement or Normal Retirement during the Restriction Period and the Employee is a “specified employee” under Section 409A of the Code, any payment made to the Employee upon Early Retirement, Normal Retirement or Disability shall be made on the first day of the seventh month following such Early Retirement, Normal Retirement or Disability.

10.

CONFLICT WITH PLAN.  The terms of the Plan, unless varied in this Award Commitment, apply to the Units awarded hereunder.  In the event of a conflict between the provisions of the Plan and a specific provision of this Award Commitment, the provisions of this Award Commitment shall control; provided, however, if the Plan is amended in the future, and the amendment does not adversely affect the rights of the holder of these Units, the amended terms of the Plan shall apply to the Units, if they remain outstanding.

11.

LIMITATIONS ON RIGHTS AS A STOCKHOLDER.  The Employee shall have no rights as a stockholder with respect to the Units represented by this Award Commitment until the date of the issuance of Shares in book entry or certificated form.

I hereby certify that the foregoing Award with the foregoing terms and conditions has been authorized by the Board of Directors and the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc.

HARLEYSVILLE GROUP INC.

By:
Robert A. Kauffman Senior Vice President, Secretary, General Counsel and Chief Governance Officer

I acknowledge receipt of a copy of this Award Commitment and have read, understand and accept its terms and conditions.

Date: